UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10003 Woodloch Forest Drive The Woodlands, TX	77380
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 934-1825

__________________________________________________________________
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Pernix Therapeutics Holdings, Inc. (the “Company”) was held on June 23, 2011.  At the annual meeting, our stockholders (i) elected each nominee to serve as a Company director until the next annual meeting of stockholders, (ii) approved the Amended and Restated Pernix Therapeutics Holdings, Inc. 2009 Stock Incentive Plan (the “Amended and Restated Stock Incentive Plan”) and (iii) ratified the selection of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

The final voting tabulation for the election of directors was as follows:

Nominee	Number of Votes For	Number of Votes Withheld
Michael C. Pearce	20,659,690	66,432
Cooper C. Collins	20,714,280	11,842
Anthem Blanchard	20,579,639	146,483
Jan H. Loeb	20,725,069	1,053
James E. Smith, Jr.	20,628,251	97,871

The final voting tabulation for the ratification of the independent registered public accounting firm and the approval of the Amended and Restated Stock Incentive Plan was as follows:

Proposals	Number of Votes For	Number of Votes Against	Abstentions
Ratification Cherry, Bekaert & Holland, L.L.P.	20,724,669	1,453	-

Approval of the Amended and Restated Stock Incentive Plan	20,475,915	249,058	1,149

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Dated: June 24, 2011	By:	/s/ Tracy Clifford
Tracy Clifford
Chief Financial Officer